UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2006

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐  Written communications pursuant to Rule 425 under the Securities Act

                ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

                ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On March 1, 2006 the Executive Compensation Committee of the Registrant’s Board of Directors (the “Committee”) took the following action:

1.             Established the amount of the 2006 bonus pool, expressed as a percentage of the Registrant’s Net Income Before Taxes and Incentive Compensation (“NIBTIC”) for the year, under the Registrant’s Senior Executive Annual Incentive Plan. Funding for each individual participant is based on specified percentages of incremental NIBTIC after achievement of specified thresholds. Each participant is assigned a benchmark bonus opportunity, expressed as a percentage of target NIBTIC. The benchmark bonus opportunities assigned to the Named Executive Officers (“NEOs”) were as follows:  Ronald E. Logue, Chairman and CEO, 0.302%; Edward J. Resch, Executive Vice President and CFO, 0.101%; Joseph C. Antonellis, Executive Vice President, 0.101%; Joseph L. Hooley, Executive Vice President, 0.151%; and William W. Hunt, Executive Vice President, 0.251%. Benchmark bonus opportunities range between 0.040% and 0.101% of target NIBTIC for the other executives who participate in the plan. Actual bonuses awarded may be below or exceed the benchmark and will be determined next year by the Committee based on business and individual performance.  Also, the annual rate of base salary was increased to the respective amounts for the following NEOs:  Mr. Resch, $650,000; Mr. Antonellis, $675,000; and Mr. Hooley, $725,000.

2.             Approved supplemental awards to the following NEOs equal to the respective amounts:  Mr. Logue, Chairman and CEO, $2,000,400; Mr. Resch, Executive Vice President and CFO, $581,400; Mr. Antonellis, Executive Vice President, $581,400; and Mr. Hooley, Executive Vice President, $1,081,400.  Two-thirds of each award is payable currently in cash and the remainder in a deferred stock award that will vest (based on continued employment) over a two-year period in equal installments beginning on March 31, 2007.  In addition, the Committee approved supplemental awards totaling $338,100 to four other executive officers, which are also payable under like terms.  These awards are intended to reward the recipients for their individual accomplishments, to provide an incentive for future performance, to create alignment with shareholder interests, to enhance their retention, and to reflect market compensation levels.  The supplemental awards will not qualify for the performance-based compensation exception to the federal income tax deduction limit of Section 162(m) of the Internal Revenue Code and, accordingly, may be nondeductible for income tax purposes in whole or in part.

3.             Established the amount of the 2006 bonus pool, expressed as a percentage of SSgA’s Net Income Before Taxes and Incentive Compensation for the year under the SSgA Annual Incentive Plan (the “SSgA AIP”). Under the terms of the SSgA AIP, the benchmark bonus opportunity assigned to Peter G. Leahy, Executive Vice President, an NEO, is 200% of base salary. Mr. Leahy does not participate in the Senior Executive Annual Incentive Plan. Actual bonuses awarded may be below or exceed the benchmark and will be determined next year by the Committee based on business and individual performance.

4.             Granted performance units for the 2006-2007 performance period under Registrant’s 1997 Equity Incentive Plan to the Chairman and CEO and 43 executive vice presidents.  All of these grants have a two-year performance period covering the years 2006 and 2007.  The Committee established performance targets for the performance period for these grants based upon earnings per share (70%) and return on equity (30%). After the end of the two-year performance period ending December 31, 2007, and subject to review and certification of performance results by the Committee, awards are payable in shares of the Registrant’s common stock equal to the number of target shares multiplied by the performance factor achieved.  The Committee granted performance award units to the following NEOs:

Name	Performance Award (# of target shares) for 2006-2007

Ronald E. Logue	85,157
Chairman and CEO

Edward J. Resch	26,612
Executive Vice President and CFO

Joseph C. Antonellis	29,379
Executive Vice President

Joseph L. Hooley	28,102
Executive Vice President

William W. Hunt	9,793
Executive Vice President

Peter G. Leahy	4,258
Executive Vice President

5.             Granted Stock Appreciation Rights (“SARs”) to be settled in shares of the Registrant’s common stock to executives in the Registrant’s Operating Group.  The exercise price of SARs was set as the market price of the shares at the time of the grant.  The SARs rights have a maximum ten-year life and generally become exercisable in four equal annual installments starting at the first anniversary of the grant date (based on continued employment).  Because SARs are granted at market price, the value of the grant is dependent upon an increase in the price of the Registrant’s common stock.  The Committee granted SARs to the following NEOs:

Name	Stock Appreciation Rights (# of shares)

Ronald E. Logue	287,690
Chairman and CEO

Edward J. Resch	89,904
Executive Vice President and CFO

Joseph C. Antonellis	99,254
Executive Vice President

Joseph L. Hooley	94,938
Executive Vice President

William W. Hunt	33,085
Executive Vice President

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/ Pamela D. Gormley
Name: Pamela D. Gormley
Title: Executive Vice President
and Corporate Controller

Date: March 7, 2006